Exhibit 10.4

EMPLOYEE BENEFITS AGREEMENT

DATED AS OF SEPTEMBER 9, 2005

BETWEEN

FOREST OIL CORPORATION

AND

SML WELLHEAD CORPORATION

EMPLOYEE BENEFITS AGREEMENT

This EMPLOYEE BENEFITS AGREEMENT (this “Agreement”) is dated as of September 9, 2005 by and between Forest Oil Corporation, a New York corporation (“Forest”), and SML Wellhead Corporation, a Delaware corporation and a wholly owned subsidiary of Forest (“Spinco”).

RECITALS

WHEREAS, Forest intends to transfer or cause to be transferred to Spinco the Spinco Assets (as defined below) and certain associated liabilities (the “Contribution”) in exchange for cash and shares of Spinco Common Stock (as defined below);

WHEREAS, subsequent to the Contribution, all of the issued and outstanding shares of common stock of Spinco will be distributed on a pro rata basis to the holders of the outstanding common stock of Forest (the “Distribution”);

WHEREAS, following the Distribution, pursuant to the terms of the Agreement and Plan of Merger dated as of September 9, 2005 (the “Merger Agreement”) by and between Forest, Spinco, Mariner Energy, Inc., a Delaware corporation (the “Company”), and MEI Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub will merge with and into Spinco, with Spinco being the surviving corporation;

WHEREAS, Forest and Spinco have entered into a Distribution Agreement dated as of the date hereof (the “Distribution Agreement”) and certain other agreements that will govern matters relating to the Distribution and the relationship of Forest and Spinco following the Distribution;

WHEREAS, pursuant to the Distribution Agreement, Forest and Spinco have agreed to enter into this Agreement for purposes of allocating employees whose primary responsibilities include activities necessary to carry out or support the Spinco Business (as defined below) and assets, liabilities, and responsibilities with respect to employee compensation, benefits and other matters.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Distribution Agreement, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                      General.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Affiliate:  has the meaning given in the Distribution Agreement.

Agreement:  means this Employee Benefits Agreement, and all exhibits and schedules hereto.

Company:  has the meaning given in the third recital of this Agreement.

Company Savings Plan:  has the meaning given in the Merger Agreement.

Distribution:  has the meaning given in the second recital of this Agreement.

Distribution Agreement:  has the meaning given in the fourth recital of this Agreement.

Distribution Date:  has the meaning given in the Distribution Agreement.

Forest:  has the meaning given in the first paragraph of this Agreement.

Forest Common Stock:  has the meaning given in the Distribution Agreement.

Forest Educational Assistance Plan:  means the Forest educational assistance plan.

Forest Incentive Plans: means (a) the Forest Stock Incentive Plan; (b) the Forcenergy Inc. 1999 Stock Plan; and (c) the Forest 2001 Stock Incentive Plan.

Forest Indemnitees:  has the meaning given in the Distribution Agreement.

Forest Plans:  means the Forest Savings Plan, the Forest Educational Assistance Plan,  the Forest Vacation Policy, the Forest Incentive Plans and all other employee benefit plans, policies, agreements and arrangements of Forest.

Forest Savings Plan:  means Forest’s Retirement Savings Plan.

Forest Stock Option:  means an option to acquire Forest Common Stock granted pursuant to a Forest Incentive Plan.

Forest Vacation Policy:  means the Forest vacation policy.

Group: has the meaning given in the Distribution Agreement.

Indemnifiable Losses: has the meaning given in the Distribution Agreement.

Indemnifying Party: has the meaning given in the Distribution Agreement.

Indemnitee: has the meaning given in the Distribution Agreement.

Measurement Date:  has the meaning given in the Distribution Agreement.

Merger Agreement:  has the meaning given in the third recital of this Agreement.

Retained Employee:  means any individual (a) who, as of the close of business on the Distribution Date, is actively employed by, or on an approved leave of absence or layoff with right of recall from, Forest or any individual who was at any time on or prior to the Distribution Date employed by Forest or any of its Affiliates and (b) who is not a Spinco Employee.

Retained Employee Liabilities:  has the meaning given in Section 2.2(b).

Spinco:  has the meaning given in the first paragraph of this Agreement.

Spinco Assets:  has the meaning given in the Distribution Agreement.

Spinco Business:  has the meaning given in the Distribution Agreement.

Spinco Common Stock:  has the meaning given in the Distribution Agreement.

Spinco Employee:  means (a) any individual listed on Schedule A attached hereto and (b) any other individual identified by Forest whose transfer to Spinco was approved by the Company (whether a specific approval of an individual employee or an approval of a reasonably identifiable and limited class of employees), such approval not to be unreasonably withheld, and in either case, who, as of the close of the Distribution Date, is actively employed by, or on an approved leave of absence or layoff with right of recall from, Spinco.

Spinco Employee Liabilities:  has the meaning given in Section 2.2(a).

Spinco Indemnitees:  has the meaning given in the Distribution Agreement.

Third-Party Claim:  has the meaning given in the Distribution Agreement.

Transaction Agreement: has the meaning given in the Merger Agreement.

Unvested Forest Stock Option:  means the portion of a Forest Stock Option representing the shares of Forest Common Stock for which such option is not exercisable as of the Distribution Date.

Vested Forest Stock Option:  means the portion of a Forest Stock Option representing the shares of Forest Common Stock for which such option is exercisable as of the Distribution Date.

ARTICLE II
EMPLOYEES; ASSUMPTION OF LIABILITIES

Section 2.1             Employees.

(a)                                  General.  Effective as of the Distribution Date, Spinco Employees shall be employees of Spinco and Retained Employees shall be employees of Forest.  Except as otherwise expressly provided herein or as required by applicable law, effective as of the Distribution Date each Spinco Employee shall be considered to have incurred a termination of employment for purposes of all Forest Plans.  Except as otherwise expressly provided herein, no provision of this Agreement or the Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Spinco Employee or other future, present, or former employee of Forest or Spinco under any Forest Plan or otherwise.

(b)                                 No Right to Continued Employment.  Nothing contained in this Agreement shall confer on any Spinco Employee or Forest Employee any right to continued employment.

(c)                                  Forest Savings Plan.  At the Distribution Date, to the extent doing so will not adversely affect the tax-qualified status of the Forest Savings Plan, Spinco Employees who are not 100% vested in their benefits in the Forest Savings Plan will be 100% vested in their benefits accrued as of such date.  Effective as of the Distribution Date, Spinco Employees shall be considered to have incurred a termination of employment for purposes of the Forest Savings Plan; provided, however, that, due to the pending transfer of assets and liabilities with respect to the Spinco Employees from the Forest Savings Plan to the Company Savings Plan as contemplated in Section 6.8 of the Merger Agreement, a Spinco Employee shall be deemed to have not incurred a termination of employment (unless such employee has also terminated employment after the Distribution Date with Spinco, the Company and their subsidiaries) for purposes of (i) outstanding loans under the Forest Savings Plan as of the Distribution Date, (ii) the right to make in-service withdrawals under the Forest Savings Plan, and (iii) the entitlement to distributions upon termination of employment under the Forest Savings Plan.

(d)                                 Forest Educational Assistance Plan. Effective as of the Distribution Date, Spinco shall assume the liability under the Forest Educational Assistance Plan for any and all educational assistance benefits payable on and after the Distribution Date with respect to any Spinco Employee who is enrolled in one or more classes on the Distribution Date and who may become eligible for benefits under the Forest Educational Assistance Plan with respect to such class or classes; provided, however, that Spinco shall not be required to assume any such liability to the extent related to a semester beginning after the semester during which the Distribution Date occurs.  The amount of, and eligibility of any such Spinco Employee for, such benefits shall be determined by Spinco in accordance with the terms of the Forest Educational Assistance Plan as in effect on the Distribution Date.  After the semester during which the Distribution Date occurs, Spinco shall cause the Spinco Employees who are employed by Spinco, the Company or any of their Affiliates to be eligible for participation in the Company’s educational assistance plan.

(e)                                  Forest Vacation Policy.  Effective as of the Distribution Date, Spinco shall assume all liability with respect to any vacation which has accrued, in respect of the calendar year in which the Distribution Date occurs, for the benefit of any Spinco Employee as of the Distribution Date under the Forest Vacation Policy.

(f)                                    Forest and Spinco hereby agree to use commercially reasonable efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53.

Section 2.2             Assumption of Liabilities.

(a)                                  Assumption by Spinco.  Subject to satisfaction by Forest of its obligations hereunder, Spinco and its Affiliates hereby assume and agree to pay, perform, fulfill and discharge, in accordance with their respective terms, as such relate to the Spinco Employees, (i) all of the  liabilities relating to, arising out of, or resulting from obligations, liabilities, and responsibilities expressly assumed or retained by Spinco pursuant to this Agreement, regardless of when or where such liabilities arose or arise or were or are incurred, (ii) all of the liabilities relating to or arising from the Spinco Employees to the extent arising from and after the Measurement Date and attributable directly to the conduct of the Company, and (iii) all of the liabilities of Forest or any of its Affiliates relating to or arising from the Spinco Employees to the extent arising from and after the Distribution Date and attributable to the conduct of the Spinco Business after the Distribution Date (other than any such liabilities relating to benefits under the Forest Plans that are not assumed by Spinco pursuant to the express terms of this Agreement, the Distribution Agreement or the Merger Agreement) (collectively, the “Spinco Employee Liabilities”).

(b)                                 Assumption by Forest.  All liabilities relating to or arising from (i) the Spinco Employees to the extent arising prior to the Distribution Date or attributable to the conduct of the Spinco Business prior to the Distribution Date (other than any such liabilities relating to, arising out of, or resulting from obligations, liabilities, or responsibilities expressly assumed or retained by Spinco pursuant to this Agreement, the Distribution Agreement or the Merger Agreement, regardless of when or where such liabilities arose or arise or were or are incurred) and (ii) the Retained Employees, shall be assumed and retained by Forest, and Forest agrees to pay, perform, fulfill, and discharge in accordance with their respective terms all of such liabilities, regardless of when or where such liabilities arose or arise or were or are incurred (“Retained Employee Liabilities”).

ARTICLE III
FOREST STOCK OPTIONS

Section 3.1                                      Vested Options.  Effective as of the Distribution Date, each Forest Stock Option held by a Spinco Employee who is eligible for retirement as of the Distribution Date under the terms of the Forest Stock Option agreement evidencing such option shall be 100% exercisable and such option shall be a Vested Forest Stock Option for purposes hereof.  In addition, effective as of the Distribution Date, each Spinco Employee shall be considered to have terminated employment for a reason other than death, disability, retirement or cause (as described in the applicable Forest Stock Option agreement) with respect to each Vested Forest Stock Option held by such employee (and the applicable Forest Incentive Plan as it relates to such option); provided, however, that if such employee is eligible for retirement as of the Distribution Date under the terms of the Forest Stock Option agreement evidencing any such option, such employee shall be treated as having terminated employment as of the Distribution Date due to retirement for purposes of such option.  The exercise of a Vested Forest Stock Option on or after the Distribution Date shall be subject to the terms of the Forest Stock Option agreement evidencing such option after giving effect to the foregoing provisions of this Section 3.1.  Not later than immediately before the Distribution, Forest shall have taken such actions as may be required to effect this Section 3.1.

Section 3.2                                      Unvested Options.  Effective as of the Distribution Date, (a) each Spinco Employee shall not be considered to have terminated employment with respect to each Unvested Forest Stock Option held by such employee (and the applicable Forest Incentive Plan as it relates to such option) and (b) each Unvested Forest Stock Option held by such employee shall be subject to adjustment as provided in the Merger Agreement.

ARTICLE IV
GENERAL

Section 4.1                                      Sharing of Employee Information.  Forest and Spinco and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for implementation of this Agreement.

Section 4.2                                      Non-Solicitation of Employees.  For a period of two years from the close of the Distribution Date, Spinco, the Company and their respective Affiliates will not, without the prior written consent of Forest, and Forest and its Affiliates will not, without the prior written consent of Spinco or the Company, whether directly or indirectly, solicit (in writing or orally) for employment or other services, whether as an employee, officer, director, agent, consultant or independent contractor, any person who or which is at the time of such solicitation an employee, agent, representative, officer or director of the other party or its Affiliates; provided, however, that this covenant shall not (a) apply to any individual whose employment, agency, representative, officer, director or consultant relationship with the other party has terminated or (b) prohibit a general solicitation by advertisement or otherwise (and  from thereafter soliciting or hiring any individual who responds to such general solicitation).

Section 4.3                                      Effect if Distribution Does Not Occur.  If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Distribution Date, after the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Forest and Spinco.

Section 4.4                                      Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

Section 4.5                                      Indemnification.

(a)                                  Except as specifically otherwise provided in the other Transaction Agreements, Spinco shall indemnify, defend and hold harmless the Forest Indemnitees from and against all Indemnifiable Losses arising out of or relating to any Spinco Employee Liability.  Except as specifically otherwise provided in the other Transaction Agreements, Forest shall indemnify, defend and hold harmless the Spinco Indemnitees from and against all Indemnifiable Losses arising out of or relating to any Retained Employee Liability.

(b)                                 Indemnification for matters subject to the Tax Sharing Agreement is governed by the terms, provisions and procedures of the Tax Sharing Agreement and not by this Section 4.5.

(c)                                  Forest shall, and shall cause the other Forest Indemnitees to, notify Spinco in writing promptly after learning of any Third-Party Claim for which any Forest Indemnitee intends to seek indemnification from Spinco under this Agreement.  Spinco shall, and shall cause the other Spinco Indemnitees to, notify Forest in writing promptly after learning of any Third-

Party Claim for which any Spinco Indemnitee intends to seek indemnification from Forest under this Agreement.  The failure of any Indemnitee to give such notice shall not relieve any Indemnifying Party of its obligations under this Section 4.5 except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.  Such notice shall describe such Third-Party Claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been claimed against or may be sustained by such Indemnitee.

(d)                                 Except as otherwise provided in paragraph (e) of this Section 4.5, an Indemnifying Party may, by notice to the Indemnitee and to Forest, if Spinco is the Indemnifying Party, or to the Indemnitee and Spinco, if Forest is the Indemnifying Party, at any time after receipt by such Indemnifying Party of such Indemnitee’s notice of a Third-Party Claim, undertake (itself or through another member of the Group of which the Indemnifying Party is a member) the defense or settlement of such Third-Party Claim, at such Indemnifying Party’s own expense and by counsel reasonably satisfactory to the Indemnitee.  If an Indemnifying Party undertakes the defense of any Third-Party Claim, such Indemnifying Party shall control the investigation and defense or settlement thereof, and the Indemnitee may not settle or compromise such Third-Party Claim, except that such Indemnifying Party shall not (i) require any Indemnitee, without its prior written consent, to take or refrain from taking any action in connection with such Third-Party Claim, or make any public statement, which such Indemnitee reasonably considers to be against its interests, or (ii) without the prior written consent of the Indemnitee and of Forest, if the Indemnitee is a Forest Indemnitee, or the Indemnitee and of Spinco, if the Indemnitee is a Spinco Indemnitee, consent to any settlement that does not include as a part thereof an unconditional release of the relevant Indemnitees from liability with respect to such Third-Party Claim or that requires the Indemnitee or any of its Representatives or Affiliates to make any payment that is not fully indemnified under this Agreement or to be subject to any non-monetary remedy.  Subject to the Indemnifying Party’s control rights, as specified herein, the Indemnitees may participate in such investigation and defense, at their own expense.  Following the provision of notices to the Indemnifying Party, until such time as an Indemnifying Party has undertaken the defense of any Third-Party Claim as provided herein, such Indemnitee shall control the investigation and defense or settlement thereof, without prejudice to its right to seek indemnification hereunder.

(e)                                  If an Indemnitee reasonably determines that there may be legal defenses available to it that are different from or in addition to those available to its Indemnifying Party which make it inappropriate for the Indemnifying Party to undertake the defense or settlement thereof, then such Indemnifying Party shall not be entitled to undertake the defense or settlement of such Third-Party Claim; and counsel for the Indemnifying Party shall be entitled to conduct the defense of such Indemnifying Party and counsel for the Indemnitee (selected by the Indemnitee) shall be entitled to conduct the defense of such Indemnitee, in which case the reasonable fees, costs and expenses of such counsel for the Indemnitee (but not more than one counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party, it being understood that both such counsel shall cooperate with each other to conduct the defense or settlement of such action as efficiently as possible.

(f)                                    In no event shall an Indemnifying Party be liable for the fees and expenses of more than one counsel for all Indemnitees (in addition to local counsel and its own counsel, if any) in connection with any one action, or separate but similar or related actions, in the same jurisdiction arising out of the same general allegations or circumstances.

(g)                                 If the Indemnifying Party undertakes the defense or settlement of a Third-Party Claim, the Indemnitee shall make available to the Indemnifying Party and its counsel all information and documents reasonably available to it which relate to any Third-Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation, defense and settlement thereof, subject to the terms and conditions of a mutually acceptable joint defense agreement.

(h)                                 The amount that any Indemnifying Party is or may be required to pay to any Indemnitee pursuant to this Section 4.5 shall be reduced (retroactively or prospectively) by any insurance proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Indemnifiable Losses.  The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay or reduce any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party.  Rather the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it and, if, and to the extent that, there exists a claim against any third party (other than an insurer) in respect of such Indemnifiable Loss, the Indemnitee shall assign such claim against such third party to the Indemnifying Party.  Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions or (ii) relieved of the responsibility to pay any claims for which it is obligated.  If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Losses and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Losses, then such Indemnitee shall hold such insurance proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

(i)                                     The remedies provided in this Section 4.5 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party.  However, the procedures set forth in this Section 4.5 shall be the exclusive procedures governing any indemnity action brought under this Agreement, except as otherwise specifically provided in any of the other Transaction Agreements.

Section 4.6                                      Survival.  This Agreement shall survive the Distribution Date.

Section 4.7                                      Notices.  Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be given in accordance with the provisions for giving notice under the Distribution Agreement.

Section 4.8                                      Interpretation.  Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires.  The terms “hereof,” “herein” and “herewith” and other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all schedules and any other exhibits hereto) and not to any particular provision of this Agreement.  The word “including” and the words “of similar import” when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.  The word “or” shall not be exclusive.

Section 4.9                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

Section 4.10                                No Assignment.  This Agreement may not be assigned by either party (except by operation of law) without the written consent of the other, and shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assignees.

Section 4.11                                Third Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, the Company and their respective successors or permitted assignees, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.  For the avoidance of doubt, the parties agree that the Company shall be a third party beneficiary of this Agreement.

Section 4.12                                Amendment.  This Agreement may not be amended or supplemented except by an agreement in writing signed by Forest and Spinco, with the consent of the Company.

Section 4.13                                Termination.  In the event the Merger Agreement is terminated prior to the consummation of the transactions contemplated by the Merger Agreement, this Agreement shall terminate without further action by Forest or Spinco.

Section 4.14                                Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be executed as of the day and year first above written.

FOREST OIL CORPORATION

By:
Name:
Title:

SML WELLHEAD CORPORATION

By:
Name:
Title: